UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 29, 2007

Date of Report (Date of Earliest Event Reported)

FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	000-52498	38-3737811
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1880 Century Park East, Suite 800

Los Angeles, CA 90067

(Address of Principal Executive Offices) (Zip Code)

(310) 277-2265

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure. *

The presentation materials furnished hereto as Exhibit 99.1 will be used at a presentation by C. G. Kum, chief executive officer, and Romolo Santarosa, chief financial officer, of First California Financial Group, Inc. (“First California”), on November 2, 2007 at 11:30 a.m. EDT in New York, New York at the ACB’s Community Bank Investor Conference. Media representatives, analysts and the public are invited to view Mr. Kum and Mr. Santarosa’s presentation via webcast at www.corporate-ir.net/ireye/confLobby.zhtml?ticker=FCAL&item_id=1680643. A link to the webcast will also be available on our investor relations website at www.fcalgroup.com.

Item 8.01	Other Events.

First California issued a press release on October 29, 2007 announcing that Walter Duchanin will join First California as executive vice president and chief credit officer in mid-November. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Copy of First California Financial Group, Inc. presentation*

99.2	Press release dated October 29, 2007

*	The information furnished under Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of First California under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Copy of First California Financial Group, Inc. presentation

99.2	Press release dated October 29, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: October 31, 2007

FIRST CALIFORNIA FINANCIAL GROUP, INC.

By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Executive Vice President,
Chief Financial Officer

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